Exhibit 99.1

LONE PINE RESOURCES INC. SUITE 1100, 640 - 5TH AVENUE SW CALGARY, ALBERTA T2P 3G4

News Release

Lone Pine Resources Announces Shale Gas Land Continuation
at Pointed Mountain in the Liard Basin

CALGARY, ALBERTA, May 6, 2013 — Lone Pine Resources Inc. (“Lone Pine” or the “Company”) (NYSE, TSX: LPR) today announced that the National Energy Board of Canada (the “National Energy Board”) has granted the Company a Commercial Discovery Declaration (“CDD”) for natural gas resources contained within the Upper and Lower Besa River shale intervals located in the Pointed Mountain area of the Liard Basin in the Northwest Territories.  Lone Pine had previously submitted an application for a CDD to the National Energy Board in February 2012.  Following the receipt of the CDD, Lone Pine has now contacted Aboriginal Affairs and Northern Development Canada for the standard 21 year lease extension in accordance with Section 62 of the Canada Oil and Gas Lease Regulations.  Lone Pine holds a 100% operated working interest in 52,202 acres at Pointed Mountain in the Liard Basin.

In the third and fourth quarters of 2011, Lone Pine re-entered and recompleted an existing vertical wellbore (the “L-68 well”) to test two over-pressured uphole shale formations.  The L-68 well provided sweet gas flow rate data that supports the potential deliverability of 12 MMcf/d from a multi-fractured horizontal completion.  Lone Pine believes this analytical forecast is strongly supported by analogous data from other nearby operators in the Liard Basin as well as the adjacent Horn River Basin.  In particular, a well located approximately 100 kilometres from the L-68 well had a 30-day gas flow rate of over 21 MMcf/d from the Lower Besa River.  Existing infrastructure in the area includes roads and pipeline access to the Spectra Fort Nelson gathering system via the Pointed Mountain/Beaver River sour gas pipeline that intersects Lone Pine’s acreage.

In granting the CDD, the NEB concluded that “it is reasonable that all of Lone Pine’s 66 sections are developable by the use of hydraulic fracturing” and further added that “there are reasonable grounds to believe that the commercial discovery extends at least throughout the applied-for frontier lands”.    The CDD also acknowledges that the shale gas intervals “appear to be thicker over the Lone Pine lease area than the equivalent shales in Horn River Basin” and further that “the thicker intervals combined with good reservoir parameters contribute to large original gas-in-place resource estimates.”

Tim Granger, President & Chief Executive Officer of Lone Pine, commented, “The receipt of this CDD is an important step in the Company’s shale gas development strategy.  We are happy to have been granted this CDD, which is the first of its kind for an unconventional resource play that has been granted by the National Energy Board.  Lone Pine continues to believe the full value of our diverse and deep asset base is not currently being reflected in trading values and is actively pursuing transactions aimed at further reducing this valuation gap.”

Lone Pine engaged Netherland, Sewell and Associates, Inc. (“NSAI”) to provide an independent resource assessment (the “NSAI Resource Assessment”) of the Company’s interests in the Upper and Lower Besa River Shales at Pointed Mountain effective September 30, 2012.  The NSAI Resource Assessment was prepared in accordance with definitions, standards and procedures contained in the Canadian Oil and Gas Evaluation Handbook and Canadian National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities.  NSAI’s best estimate of undiscovered shale gas initially in place on the Company’s Pointed Mountain lands is 20.6 Tcf with a low case of 14.4 Tcf and high case of 28.4 Tcf.  NSAI’s corresponding unrisked prospective shale gas resource has a best estimate of 3.8 Tcf with a low case of 1.8 Tcf and a high case of 7.4 Tcf.

The table below sets out certain summary information from the NSAI Resource Assessment:

	Shale Gas Initially-In-Place	Company Interest Unrisked Shale Gas Resources
Category	Undiscovered Shale Gas Initially-In-Place (Bcf)(1)	Unrisked Prospective Shale Gas Resource (Bcf)(2)

Low Estimate(3)	14,420	1,828
Best Estimate(3)	20,615	3,768
High Estimate(3)	28,426	7,441

Notes:

(1)         “Undiscovered petroleum initially-in-place” (equivalent to undiscovered resources) is that quantity of petroleum that is estimated, on a given date, to be contained in accumulations yet to be discovered. The recoverable portion of undiscovered petroleum initially-in-place is referred to as “prospective resources”, and the remainder as “unrecoverable”.

(2)         Prospective resources are those quantities of petroleum estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.  The prospective shale gas resources should not be construed as reserves or contingent resources; they represent exploration opportunities and quantify the development potential in the event a petroleum discovery is made.  If they are discovered there is no certainty that it will be commercially viable to produce any portion of the prospective resources.

(3)         “Uncertainty Ranges” as are described by the Canadian Oil and Gas Evaluation Handbook as low, best and high estimates for reserves and resources are as follows:

a.              Low Estimate: This is considered to be a conservative estimate of the quantity that will actually be recovered. It is likely that the actual remaining quantities recovered will exceed the low estimate. If probabilistic methods are used, there should be at least a 90 percent probability (P90) that the quantities actually recovered will equal or exceed the low estimate.

b.              Best Estimate: This is considered to be the best estimate of the quantity that will actually be recovered. It is equally likely that the actual remaining quantities recovered will be greater or less than the best estimate. If probabilistic methods are used, there should be at least a 50 percent probability (P50) that the quantities actually recovered will equal or exceed the best estimate.

c.               High Estimate: This is considered to be an optimistic estimate of the quantity that will actually be recovered. It is unlikely that the actual remaining quantities recovered will exceed the high estimate. If probabilistic methods are used, there should be at least a 10 percent probability (P10) that the quantities actually recovered will equal or exceed the high estimate.

Additional information on Lone Pine’s Pointed Mountain asset can be found in the corporate presentation available on the Company’s website.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Canadian securities laws. All statements, other than statements of historical facts, that address activities that Lone Pine assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements provided in this news release are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. Lone Pine cautions that plans for the disposition of non-core assets, the review of its asset portfolio, the Company’s business strategy and its plans for development of its assets, and other forward-looking statements relating to Lone Pine are subject to all of the risks and uncertainties normally incident to such endeavors.

These risks relating to Lone Pine include, but are not limited to, oil and natural gas price volatility, its access to cash flows and other sources of liquidity to fund its capital expenditures, its level of indebtedness, its ability to replace production, the impact of the current financial and economic environment on its business and financial condition, a lack of availability of, or increase in costs relating to, goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves and other risks as described in reports that Lone Pine files with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and the other reports that Lone Pine files with the SEC and with Canadian securities regulators.  Any of these factors could cause Lone Pine’s actual results and plans to differ materially from those in the forward-looking statements.

Disclosure of Reserves and Resource Information

In this news release, Lone Pine discloses estimates of “Shale Gas Initially-In-Place” and “Prospective Shale Gas Resource”, which have been prepared in accordance with the definitions and guidelines set forth in Canadian National Instrument 51-101 — Standards of Disclosure for Oil and Gas Activities (“NI 51-101”) and the Canadian Oil and Gas Evaluation Handbook, and which terms include quantities of oil and gas that do not meet the SEC’s definitions of proved, probable or possible reserves, and which applicable U.S. federal securities law and applicable SEC rules and regulations (collectively, “SEC requirements”) strictly prohibit Lone Pine from including in periodic filings. These estimates are by their nature more speculative than reserves determined under applicable SEC guidelines or NI 51-101, have not been risked by Lone Pine, and accordingly are subject to substantially greater risk of being recovered by Lone Pine. Additional information regarding Lone Pine’s reserves estimates and other oil and gas information prepared in accordance with NI 51-101 is contained in Lone Pine’s Statement of Reserves Data and Other Oil and Gas Information (Form 51-101F1) filed on SEDAR on March 14, 2013. In addition to being a reporting issuer in certain Canadian jurisdictions, Lone Pine is a registrant with the SEC and subject to domestic issuer reporting requirements under U.S. federal securities law, including with respect to the disclosure of reserves and other oil and gas information in accordance with SEC requirements. Disclosure of such information in accordance with SEC requirements is included in the Company’s Annual Report on Form 10-K and in other reports and materials filed with or furnished to the SEC and, as applicable, Canadian securities regulatory authorities. The SEC permits oil and gas companies that are subject to domestic issuer reporting requirements under U.S. federal securities law, in their filings with the SEC, to disclose only estimated proved, probable and possible reserves that meet the SEC’s definitions of such terms. Lone Pine has disclosed only estimated proved reserves in its filings with the SEC. In addition, Lone Pine prepares its financial statements in accordance with United States generally accepted accounting principles, which require that the notes to its annual financial statements include supplementary disclosure in respect of the Company’s oil and gas activities, including estimates of its proved oil and gas reserves and a standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities. This supplementary financial statement disclosure is presented in accordance with FASB requirements, which align with corresponding SEC requirements concerning reserves estimation and reporting.

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Lone Pine Resources Inc. is engaged in the exploration and development of natural gas and light oil in Canada.  Lone Pine’s principal reserves, producing properties and exploration prospects are located in Canada in the provinces of Alberta, British Columbia, and Quebec and the Northwest Territories.  Lone Pine’s common stock trades on the New York Stock Exchange and the Toronto Stock Exchange under the symbol LPR.  For more information about Lone Pine, please visit its website at www.lonepineresources.com.

For further information please contact:

Tim Granger

President & Chief Executive Officer

Tel.: (403) 292-8000

Shane Abel

Vice President, Finance & Treasurer

Tel.: (403) 292-8000